EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-128444) of RealNetworks, Inc. of our report dated March 10, 2006 relating to the financial statements of WiderThan Co., Ltd., which appears in this Current Report on Form 8-K/A.
/s/ Samil PricewaterhouseCoopers
Seoul, Korea
January 11, 2007

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